                                                                    Exhibit 10.1


                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                           UNDER 17 C.F.R. SECTIONS 22.80(b)(4),
                                                               200.83 AND 240b-2

                                LICENSE AGREEMENT


         THIS AGREEMENT is made and entered into this 29th day of November 1992 (the "EFFECTIVE DATE") by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as "M.I.T."), and the WHITEHEAD INSTITUTE, a corporation organized and existing under the laws of Delaware and having its principal office at Nine Cambridge Center, Cambridge, Massachusetts 02142, U.S.A., (hereinafter referred to as "WHITEHEAD") and STRESSGEN, INC. a corporation duly organized under the laws of Canada and having its principal office at 4243 Glanford Avenue, Victoria, British Columbia V8Z 4B9, Canada (hereinafter referred to as the "LICENSEE").

                                   WITNESSETH

         WHEREAS, Whitehead is the owner of certain "Patent Rights" (as later defined herein) relating to M.I.T. Case No. 4933W (WHI88-08) "Stress Proteins and Uses Therefor" by Douglas Young and Richard A. Young and has the right to grant licenses under said Patent Rights, subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government;

         WHEREAS, Whitehead has authorized M.I.T. to act as its sole and exclusive agent for the purposes of licensing the Patent Rights and has authorized M.I.T. to enter into this Licensing Agreement on its behalf;

         WHEREAS, M.I.T. and Whitehead desire to have the Patent Rights utilized in the public interest and is willing to grant a license thereunder;

         WHEREAS, Licensee has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that Licensee is experienced in the development, production, manufacture, marketing and sale of products similar to the "Licensed Product(s)" (as later defined herein) and/or the use of the "Licensed Process(es)" (as later defined herein) and that it shall commit itself to a thorough, vigorous and diligent program of exploiting the Patent Rights so that public utilization shall result therefrom; and

         WHEREAS, Licensee desires to obtain a license under the Patent Rights upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         For the purposes of this Agreement, the following words and phrases shall have the following meanings:

         1.1 "Licensee" shall include a related company of Licensee, the voting stock of which is directly or indirectly at least fifty percent (50%) owned or controlled by Licensee, an organization which directly or indirectly controls more than fifty percent (50%) of the voting stock of Licensee and an organization, the majority ownership of which is directly or indirectly common to the ownership of Licensee.

         1.2 "Patent Rights" shall mean all of the following Whitehead intellectual property:

                  (a) The United States and foreign patents and/or patent applications listed in APPENDIX A;

                  (b) United States and foreign patents issued from the applications listed in APPENDIX A and from divisionals and continuations of these applications;

                  (c) claims of U.S. and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter specifically described in the U.S. and foreign applications listed in APPENDIX A;

                  (d) claims of all foreign patent applications, and of the resulting patents, which are directed to subject matter specifically described in the United States patents and/or patent applications described in (a), (b) or
(c) above;

                  (e)      any reissues of United States patents described in
(a), (b), (c), or (d) above.

         1.3 A "Licensed Product" shall mean any product or part thereof which:

                  (a) is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed Product is made, used or sold;

                  (b) is manufactured by using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed Process is used or in which such product or part thereof is used or sold;

         1.4 A "Licensed Process" shall mean any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights.

         1.5 "Net Sales" shall mean Licensee's (and its sublicensees') billings for Licensed Products and Licensed Processes produced hereunder less the sum of the following:


                                       2.

                  (a)      discounts allowed in amounts customary in the trade;

                  (b) sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

                  (c)      outbound transportation prepaid or allowed; and

                  (d)      amounts allowed or credited on returns.

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by Licensee and on its payroll, or for cost of collections. Licensed Products shall be considered "sold" when billed out or invoiced.

         1.6      "Territory" shall mean worldwide.

         1.7      "Field of Use" shall mean all.

                                    ARTICLE 2

                                      GRANT

         2.1 M.I.T. hereby grants to Licensee the right and license to make, have made, use, lease and sell the Licensed Products, and to practice the Licensed Processes in the Territory for the Field of Use to the end of the term for which the Patent Rights are granted unless sooner terminated according to the terms hereof.

         2.2 Licensee agrees that Licensed Products leased or sold in the United States shall be manufactured substantially in the United States.

         2.3 In order to establish a period of exclusivity for Licensee, M.I.T. hereby agrees that it shall not grant any other license to make, have made, use, lease and sell Licensed Products or to utilize Licensed Processes in the Territory for the Field of Use during the period of time commencing with the Effective Date of this Agreement and terminating with the first to occur of:

                  (a) the expiration of fifteen (15) years after the first commercial sale of a Licensed Product as a therapeutic agent or first commercial use of a Licensed Process as a therapeutic process; or

                  (b) the expiration of twenty (20) years after the Effective Date of this Agreement, except as set forth in paragraph 3.3 below.

         2.4 At the end of the exclusive period, the license granted hereunder shall become nonexclusive and shall extend to the end of the term or terms for which any Patent Rights are issued, unless sooner terminated as hereinafter provided.

         2.5 Whitehead reserves the right to practice under the Patent Rights for its own noncommercial research purposes.


                                       3.

         2.6 Licensee shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder only during the exclusive period of this Agreement. Such sublicensees may extend past the expiration date of the exclusive period of this Agreement, but any exclusivity of such sublicenses will expire upon the expiration of Licensee's exclusivity.

         2.7 Licensee hereby agrees that every sublicensing agreement to which it shall be a party and which shall relate to the rights, privileges and license granted hereunder shall contain a statement setting forth the date upon which Licensee's exclusive rights, privileges and license hereunder shall terminate.

         2.8 Licensee agrees that any sublicenses granted by it shall provide that the obligations to M.I.T. of Articles 2, 5, 7, 8, 9, 10, 12, 13, and 15 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. Licensee further agrees to attach copies of these Articles to sublicense agreements.

         2.9 Licensee agrees to forward to M.I.T. a copy of any and all fully executed sublicense agreements, and further agrees to forward to M.I.T. annually a copy of such reports received by Licensee from its sublicensees during the preceding twelve (12) month period under the sublicenses as shall be pertinent to a royalty accounting under said sublicense agreements.

         2.10 Licensee shall not receive from sublicensees anything of value in lieu of cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of M.I.T.

         2.11 The license granted hereunder shall not be construed to confer any rights upon Licensee by implication, estoppel or otherwise as to any technology not specifically set forth in APPENDIX A hereof.

                                    ARTICLE 3

                                  DUE DILIGENCE

         3.1 Licensee shall use its best efforts to bring one or more Licensed Products or Licensed Processes to market through a thorough, vigorous and diligent program for exploitation of the Patent Rights.

         3.2 In addition, Licensee shall deliver to M.I.T. on or before June 30, 1993 a business plan showing the amount of money, number and kind of personnel and time budgeted and planned for each phase of development of the Licensed Products and Licensed Processes and shall provide similar reports to M.I.T. on an annual basis on or before the ninetieth (90th) day following the close of Licensee's fiscal year.

         3.3 If, at any time following four (4) years after the Effective Date of this Agreement, M.I.T. or Licensee receives a BONA FIDE request from a third party for a sublicense in a field of use in which Licensee or one of its sublicensees is neither selling Licensed Products nor conducting research toward production and sale of Licensed Products, Licensee shall negotiate in good faith


                                       4.

with the third party to grant a sublicense to it under reasonable terms. If following nine (9) months after the third party request, Licensee has not granted the sublicense, M.I.T. may grant a nonexclusive, nontransferable sublicense to the third party in the field of use under terms no more favorable than are set forth in Article 4 below. Any revenue received by M.I.T from such sublicense shall be shared equally with Licensee.

         3.4      Licensee's failure to perform in accordance with paragraphs
3.1 and 3.2 above shall be grounds for M.I.T. to terminate this Agreement pursuant to paragraph 13.3 hereof.

         3.5 Between September 1, 1992 and September 1, 1994 Licensee shall raise a minimum of Two Million Dollars ($2,000,000) in investment capital.

         3.6 Licensee's failure to meet the milestone of paragraph 3.5 shall be grounds for M.I.T. to make this License nonexclusive and to restrict the Field of Use to manufacture and sale of research reagents and kits. If Licensee does not meet the milestone of paragraph 3.5 and M.I.T. elects to restrict the Field of Use and/or make the License nonexclusive, Licensee shall not be responsible for patenting costs incurred thereafter. Furthermore, if the Field of Use is restricted as provided hereunder and/or the License is made nonexclusive, the License Maintenance Fees specified under paragraph 4.1(b) shall not thereafter be due.

                                    ARTICLE 4

                                    ROYALTIES

         4.1 For the rights, privileges and license granted hereunder, Licensee shall pay royalties to M.I.T. in the manner hereinafter provided to the end of the term of the Patent Rights or until this Agreement shall be terminated as hereinafter provided:

                  (a) License Issue Fee of [...***...], which said License Issue Fee shall be deemed earned and due in two parts:

                           (i)      [...***...] earned and due upon [...***...];
and

                           (ii)     [...***...] earned and due [...***...]
unless this Agreement is sooner terminated.

                  (b)      License Maintenance Fees due as follows:

                           (i)      [...***...] due upon the [...***...].

                           (ii)     Following the [...***...] additional License
Maintenance fees due in each succeeding year as follows:


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       5.

                                    (1)      [...***...] the first year;

                                    (2)      [...***...] the second year;

                                    (3)      [...***...] the third year; and

                                    (4)      [...***...] each year thereafter.

                           (iii)    License Maintenance Fees due under
subparagraph 4.1(b)(ii) above shall be due in two equal parts on January 1 and July 1 of the year due.

                           (iv)     License Maintenance Fees due for a given
year under subparagraph 4.1(b)(ii) above shall be creditable against any Running Royalties due for said year under subparagraph 4.1(c) below.

                  (c) Running Royalty in an amount equal to the following percentages of the Net Sales of the Licensed Products or Licensed Processes used, leased or sold by or for Licensee or its sublicensees:

                           (i)      Five Percent (5%) of the Net Sales of
[...***...];

                           (ii)     Three Percent (3%) of the Net Sales of
[...***...]; and

                           (iii)    Three Percent (3%) of the Net Sales of
[...***...].

                  (d) Thirty Percent (30%) of sublicensing revenue other than running royalties received by Licensee.

         4.2 No multiple royalties shall be payable because any Licensed Product, its manufacture, use, lease or sale are or shall be covered by more than one Patent Rights patent application or Patent Rights patent licensed under this Agreement.

         4.3 Royalty payments shall be paid in United States dollars in Cambridge, Massachusetts, or at such other place as M.I.T. may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.


                                               *CONFIDENTIAL TREATMENT REQUESTED


                                       6.

                                    ARTICLE 5

                               REPORTS AND RECORDS

         5.1 Licensee shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to M.I.T. hereunder. Said books of account shall be kept at Licensee's principal place of business or the principal place of business of the appropriate division of Licensee to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, to the inspection of M.I.T. or its agents for the purpose of verifying Licensee's royalty statement or compliance in other respects with this Agreement.

         5.2 Licensee, within sixty (60) days after June 30 and December 31, of each year, shall deliver to M.I.T. true and accurate reports, giving such particulars of the business conducted by Licensee and its sublicensees during the preceding six-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

                  (a)      number of Licensed Products manufactured and sold;

                  (b)      total billings for Licensed Products sold;

                  (c)      accounting for all Licensed Processes used or sold;

                  (d)      deductions applicable as provided in paragraph 1.5;

                  (e)      total royalties due; and

                  (f)      names and addresses of all sublicensees of Licensee.

         5.3 With each such report submitted, Licensee shall pay to M.I.T. the royalties due and payable under this Agreement. If no royalties shall be due, Licensee shall so report.

         5.4 On or before the ninetieth (90th) day following the close of Licensee's fiscal year, Licensee shall provide M.I.T. with Licensee's certified financial statements for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement.

         5.5 The royalty payments set forth in this Agreement shall, if overdue, bear interest until payment at a per annum rate four percent (4%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date. The payment of such interest shall not foreclose M.I.T. from exercising any other rights it may have as a consequence of the lateness of any payment.


                                       7.

                                    ARTICLE 6

                               PATENT PROSECUTION

         6.1 Whitehead shall apply for, seek prompt issuance of, and maintain during the term of this Agreement the Patent Rights in the United States and in the foreign countries listed in APPENDIX B hereto. APPENDIX B may be amended by verbal agreement of both parties, such agreement to be confirmed in writing within ten (10) days. The prosecution, filing and maintenance of all Patent Rights patents and applications shall be the primary responsibility of Whitehead; PROVIDED, HOWEVER, Licensee shall have reasonable opportunities to advise Whitehead and shall cooperate with Whitehead in such prosecution, filing and maintenance.

         6.2 Payment of all fees and costs relating to the filing, prosecution, and maintenance of the Patent Rights shall be the responsibility of Licensee, whether such fees and costs were incurred before or after the date of this Agreement.

         6.3 Licensee shall reimburse Whitehead for patenting costs according to the following schedule:

                  (a)      Ten Thousand Dollars ($10,000) shall be due thirty
(30) days after the Effective Date of this Agreement as partial payment for costs incurred prior to the Effective Date;

                  (b) The balance of costs incurred prior to the Effective date shall be due on September 1, 1993; and

                  (c) Patenting costs incurred after the Effective Date shall be due to Whitehead promptly after billing.

         6.4 Patenting costs paid by Licensee hereunder shall be creditable against Running Royalties due under subparagraph 4.1(c) above which are in excess of the License Maintenance Fees due for a given year. Any additional patent costs in excess of those credited in a given year shall be creditable in future years against Running Royalties in excess of License Maintenance Fees in those years.

                                    ARTICLE 7

                                  INFRINGEMENT

         7.1 Licensee shall inform M.I.T. promptly in writing of any alleged infringement of the Patent Rights by a third party and of any available evidence thereof, and M.I.T. shall so inform Whitehead.

         7.2 During the term of this Agreement, Whitehead shall have the right, but shall not be obligated, to prosecute at its own expense any such infringements of the Patent Rights and, in furtherance of such right, Licensee hereby agrees that Whitehead may join Licensee as a party plaintiff in any such suit, without expense to Licensee. The total cost of any such infringement


                                       8.

action commenced or defended solely by Whitehead shall be borne by Whitehead and Whitehead shall keep any recovery or damages for past infringement derived therefrom.

         7.3 If within six (6) months after having been notified of any alleged infringement, Whitehead shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if Whitehead shall notify Licensee at any time prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, Licensee shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Patent Rights, and Licensee may, for such purposes, use the name of Whitehead as party plaintiff; PROVIDED, HOWEVER, that such right to bring an infringement action shall remain in effect only for so long as the license granted herein remains exclusive. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of Whitehead, which consent shall not unreasonably be withheld. Licensee shall indemnify Whitehead and M.I.T. against any order for costs that may be made against Whitehead in such proceedings.

         7.4 In the event that Licensee shall undertake the enforcement and/or defense of the Patent Rights by litigation, Licensee may withhold up to fifty percent (50%) of the royalties otherwise thereafter due M.I.T. hereunder and apply the same toward reimbursement of fifty percent (50%) of its expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by Licensee for any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of Licensee relating to the suit, and next toward reimbursement of Whitehead for any royalties past due or withheld and applied pursuant to this Article 7. The balance remaining from any such recovery shall be divided equally between Licensee and Whitehead.

         7.5 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the Patent Rights shall be brought against Licensee, Whitehead, at its option, shall have the right, within thirty
(30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

         7.6 In any infringement suit as either party may institute to enforce the Patent Rights pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

         7.7 Licensee, during the exclusive period of this Agreement, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer in the Territory for the Field of Use for future use of the Patent Rights.


                                       9.

                                    ARTICLE 8

                                PRODUCT LIABILITY

         8.1 Licensee shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold M.I.T. and Whitehead, their trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the Licensed Product(s) and/or Licensed Process(es) or arising from any obligation of Licensee hereunder.

         8.2 Licensee shall obtain and carry in full force and effect liability insurance which shall protect Licensee, M.I.T. and Whitehead in regard to events covered by paragraph 8.1 above.

         8.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T. AND WHITEHEAD MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING.

                                    ARTICLE 9

                                 EXPORT CONTROLS

         It is understood that M.I.T and Whitehead are subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by Licensee that Licensee shall not export data or commodities to certain foreign countries without prior approval of such agency. M.I.T. neither represents that a license shall not be required nor that, if required, it shall be issued.

                                   ARTICLE 10

                                NON-USE OF NAMES

        Licensee shall not use the names of the Massachusetts Institute of Technology nor of the Whitehead Institute nor any of their employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from M.I.T. in each case, except that Licensee may state that it is licensed by Whitehead under one or more of the patents and/or applications comprising the Patent Rights.


                                      10.

                                   ARTICLE 11

                                   ASSIGNMENT

        This Agreement is not assignable except in conjunction with the sale of the entire business of Licensee to which this Agreement relates. Any other attempt to assign this Agreement shall be void.

                                   ARTICLE 12

                                   ARBITRATION

         12.1 Any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, which have not been resolved by good faith negotiations between the parties, shall be resolved by final and binding arbitration in Boston, Massachusetts under the rules of the American Arbitration Association, or the Patent Arbitration Rules if applicable, then obtaining. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement. Any award rendered in such arbitration may be enforced by either party in either the courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes M.I.T., Whitehead and Licensee each hereby irrevocably consents and submits.

         12.2 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

                                   ARTICLE 13

                                   TERMINATION

         13.1 If Licensee shall cease to carry on its business, this Agreement shall terminate upon notice by M.I.T.

         13.2 Should Licensee fail to pay M.I.T. royalties due and payable hereunder, M.I.T. shall have the right to terminate this Agreement on thirty
(30) days' notice, unless Licensee shall pay M.I.T. within the thirty (30) day period, all such royalties and interest due and payable. Upon the expiration of the thirty (30) day period, if Licensee shall not have paid all such royalties and interest due and payable, the rights, privileges and license granted hereunder shall terminate.

         13.3 Upon any material breach or default of this Agreement by Licensee, other than those occurrences set out in paragraphs 13.1 and 13.2 herein above, which shall always take precedence in that order over any material breach or default referred to in this paragraph 13.3, M.I.T. shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by ninety (90) days' notice to Licensee. Such termination shall become effective unless Licensee shall have cured any such breach or default prior to the expiration of the ninety (90) day period.


                                      11.

         13.4 Licensee shall have the right to terminate this Agreement at any time on six (6) months' notice to M.I.T., and upon payment of all amounts due M.I.T. through the effective date of the termination.

         13.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. Licensee and any sublicensee thereof may, however, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that Licensee shall pay to M.I.T. the royalties thereon as required by Article 4 of this Agreement and shall submit the reports required by Article 5 hereof on the sales of Licensed Products.

         13.6 Upon termination of this Agreement for any reason, any sublicensee not then in default shall have the right to seek a license from M.I.T.

                                   ARTICLE 14

                              PAYMENTS, NOTICES AND
                              OTHER COMMUNICATIONS

         Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

       IN THE CASE OF M.I.T.:

                  Director
                  Technology Licensing Office
                  Massachusetts Institute of Technology
                  Room E32-300
                  Cambridge, Massachusetts 02139

       IN THE CASE OF WHITEHEAD:

                  Vice President
                  Whitehead Institute
                  Nine Cambridge Center
                  Cambridge, Massachusetts 02142

       IN THE CASE OF LICENSEE:

                  StressGen, Inc.
                  4243 Glanford Avenue
                  Victoria, British Columbia
                  V8Z 4B9
                  CANADA


                                      12.

                                   ARTICLE 15

                            MISCELLANEOUS PROVISIONS

         15.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

         15.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

         15.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

         15.4 Licensee agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

         15.5 The failure of any party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other parties.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]



                                      13.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Agreement the day and year set forth below.

                                     MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                                     By:  /s/ John T. Preston
                                       -----------------------------------------

                                     Name:    John T. Preston
                                          --------------------------------------

                                     Title:   Director/
                                           -------------------------------------

                                     Date:    11/  /92
                                         ---------------------------------------

                                     WHITEHEAD INSTITUTE

                                     By:  /s/ John Pratt
                                       -----------------------------------------

                                     Name:    John Pratt
                                         ---------------------------------------

                                     Title:   Vice President
                                          --------------------------------------

                                     Date:    11/12/92
                                         ---------------------------------------

                                     STRESSGEN, INC.

                                     By:  /s/ Richard Glickman
                                       -----------------------------------------

                                     Name:    Richard Glickman
                                         ---------------------------------------

                                     Title:   President
                                          --------------------------------------

                                     Date:    11/27/92
                                         ---------------------------------------


                      [SIGNATURE PAGE TO LICENSE AGREEMENT]

                                   APPENDIX A


M.I.T. Case No. 4933W (WHI88-08)
"Stress Proteins and Uses Therefor"
[...***...]
By Douglas Young and Richard A. Young
Filed on December 9, 1992

Foreign patents and patent applications:

Austria
Belgium
Switzerland
Germany
France
Great Britain
Italy
Luxembourg
Netherlands
Sweden


                                               *CONFIDENTIAL TREATMENT REQUESTED

                                   APPENDIX B


         Foreign countries in which Patent Rights shall be filed, prosecuted and maintained in accordance with Article 6:

Great Britain
France
Germany
Italy
Canada

                                 FIRST AMENDMENT


         THIS AMENDMENT with the Effective Date of October 29, 1993 is to the License Agreement dated November 29, 1992, between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, the WHITEHEAD INSTITUTE, and STRESSGEN, INC.

         The parties to that License Agreement now further agree as follows:

1.       U.S. Patent No. 4,906,742, "Encoding Antigens of M. Leprae" by Richard
A. Young, Barry R. Bloom and Ronald W. Davis from M.I.T. Case 4261W (WHI 86-09) shall henceforth be part of the Patent Rights of the License Agreement.

2. In consideration of the addition of this patent to the Patent Rights, Licensee shall pay to M.I.T.;

         (a)      A license issue fee of [...***...] due upon the [...***...];

         (b) Additional yearly License Maintenance Fees of [...***...] per year, beginning on January 1, 1995, such License Maintenance Fees to be creditable against Running Royalties under the License Agreement, in accordance with paragraph 4.1(b)(iv);

         (c)      A Milestone Payment of [...***...] due upon the [...***...];
and

         (d) Running Royalties and sublicensing fees as specified in paragraph 4.1(c) and (d), subject to the provisions of paragraph 4.2.

3. Article 6 notwithstanding, Licensee's responsibility for patenting costs for U.S. Patent No. 4,906,742 shall apply only to patenting costs incurred after the effective date of this Amendment.

4. Addition of U.S. Patent No. 4,906,742 to the Patent Rights shall not trigger the License Maintenance Fees of paragraph 4.1(b)(i) and (ii). Such fees shall begin only after the issuance of the first patent under the Patent Rights of M.I.T. Case No. 4933W.

5. It is understood that one type of Licensed Product that may be developed under the Patent Rights of U.S. Patent 4,906,742 is a vaccine for leprosy (hereinafter referred to as "Licensed Vaccine"). Since the research leading to the U.S. Patent 4,906,742 was supported in part by the World Health Organization ("WHO"), which requires that any licensee to the Patent Rights grant preferential terms to third world countries for Licensed Vaccines. Licensee and M.I.T. therefore agree that in the event that a Licensed Vaccine is developed which falls under U.S. Patent 4,906,742, they will abide by the following provisions:

         (a) Licensee acknowledges that the primary market for Licensed Vaccines is in the public health sector of developing countries, and that providing Licensed Vaccines to that sector at the lowest reasonable cost is a proper and important objective of WHO, which partially


                                               *CONFIDENTIAL TREATMENT REQUESTED
sponsored the research at Whitehead which resulted in the Patent Rights. Consequently, Licensee agrees that, promptly after it has developed any Licensed Vaccine, Licensee will negotiate in good faith with WHO with respect to a Supply Agreement which will give WHO priority access quantities sufficient to meet the reasonable needs of WHO and Public Health Agencies for use in Developing Countries. Licensee further agrees to negotiate in good faith with WHO a price to be charged to WHO and Public Health Agencies, whether under such a Supply Agreement or otherwise, for use of the Licensed Vaccines in the Developing Countries, which, while providing Licensee with a reasonable return on its investment in the development and production of Licensed Vaccines, will take into account the needs and abilities of that marketplace and which consequently should be significantly lower than the price which would otherwise be charged for a vaccine product in a commercial market in a developed country. If, despite the exercise of all good faith, the Licensee is unable to agree with WHO on a price as provided above, Licensee shall nevertheless continue to be bound by the obligations otherwise contained in the preceding sentence concerning the level of the price for the Licensed Vaccine. The Parties acknowledge that this paragraph 5(a) creates rights which are directly enforceable by WHO on its own behalf and on behalf of Public Health Agencies wishing to purchase the Licensed Vaccines.

         (b) For products made available on preferential terms agreed with WHO, M.I.T. and Licensee shall in good faith negotiate reduced royalty rates in order to reflect the economic impact of such preferential terms on Licensee. In addition, Licensee agrees to negotiate in good faith with WHO to seek to achieve low cost testing and manufacture of Licensed Vaccines for the public health sector of Developing Countries by involving WHO in clinical trials and utilizing the manufacturing, distribution and vaccination program experience of WHO, to the extent reasonably practicable.

Agreed to for:

                                         MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                                         By:  /s/ Lita L. Nelsen
                                           -------------------------------------

                                         Name:    Lita L. Nelsen
                                             -----------------------------------

                                         Title:   Director
                                              ----------------------------------

                                         Date:    10/5/93
                                             -----------------------------------

                                         WHITEHEAD INSTITUTE

                                         By:  /s/ John Pratt
                                           -------------------------------------

                                         Name:    John Pratt
                                             -----------------------------------

                                         Title:   Vice President
                                              ----------------------------------

                                         Date:    10/19/93
                                             -----------------------------------

                                         STRESSGEN, INC.

                                         By:  /s/ Richard Glickman
                                           -------------------------------------

                                         Name:    Richard Glickman
                                             -----------------------------------

                                         Title:   President
                                              ----------------------------------

                                         Date:    10/29/93
                                             -----------------------------------

                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                           UNDER 17 C.F.R. SECTIONS 22.80(b)(4),
                                                               200.83 AND 240b-2

                                SECOND AMENDMENT


         THIS SECOND AMENDMENT is to the License Agreement dated November 29, 1992, between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, the WHITEHEAD INSTITUTE, and STRESSGEN, INC.

         The parties to the License Agreement now further agree as follows:

         The patent applications listed in APPENDIX A (3 pages) attached hereto and incorporated herein by reference are deemed to have been part of the Patent Rights of the License Agreement dated November 29, 1992 as of their respective filing dates.

        The intent of the parties was to include the patent applications listed in APPENDIX A in the License Agreement by amendment as of their respective filing dates as evidenced by StressGen's payment of the patent prosecution costs for these patent applications and StressGen's willingness to continue payment of the patent prosecution costs for these patent applications.

         The effective date of this Second Amendment is the latest date of execution by the parties hereto.

Agreed to for:

                                         MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                                         By:  /s/ Lita L. Nelsen
                                           -------------------------------------

                                         Name:    Lita L. Nelsen
                                             -----------------------------------

                                         Title:   Director
                                              ----------------------------------

                                         Date:    01/28/00
                                             -----------------------------------

                                         WHITEHEAD INSTITUTE

                                         By:  /s/ John Pratt
                                           -------------------------------------

                                         Name:    John Pratt
                                             -----------------------------------

                                         Title:   Vice President
                                              ----------------------------------

                                         Date:    01/28/00
                                             -----------------------------------

                                         STRESSGEN, INC.

                                         By:  /s/ Richard Glickman
                                           -------------------------------------

                                         Name:    Richard Glickman
                                             -----------------------------------

                                         Title:   Chief Executive Officer
                                              ----------------------------------

                                         Date     01/31/00
                                             -----------------------------------

                                   APPENDIX A


WHI88-08A PCT
MIT 4933W; HBSR 2869.1001-018
PCT/US89/02619
Title:            Stress Proteins and Uses Therefor
Inventors:        Richard A. Young and Douglas Young
Filed:            June 15, 1989

WHI88-08A Canada
MIT4933W; HBSR 2869.1001-004
Application No. 602,924
Title:            Stress Proteins and Uses Therefor
Inventors:        Richard A. Young and Douglas Young
Filed:            June 15, 1989

WHI88-08A EPO
MIT4933W; HBSR 2869.1001-011
Application No. 89907594.9
WHI88-08A Austria (HBSR 2869.1001-009), WHI88-08A Belgium (HBSR
2869.1001-010), WHI88-08A France (HBSR 2869.1001-012), WHI88-08A Great
Britain (HBSR 2869.1001-013), WHI88-08A Germany (HBSR 2869.1001-014),
WHI88-08A Italy (HBSR 2869.1001-015), WHI88-08A Luxembourg (HBSR
2869.1001-016), WHI88-08A Netherlands (HBSR 2869.1001-017), WHI88-08A Sweden
(HBSR 2869.1001-019), WHI88-08A Switzerland (HBSR 2869.1001-020)
Title:            Stress Proteins and Uses Therefor
Inventors:        Richard A. Young and Douglas Young
Filed:            June 15, 1989

WHI88-08AFA2 PCT
MIT 4933W; HBSR 2869.1001-005
PCT/US94/06362
Title:            Stress Proteins and Uses Therefor
Inventors:        Richard A. Young
Filed:            June 6, 1994

WHI88-08AFA2 EPO
MIT 4933W; HBSR 2869.1001-006
Application No. 94919384.1
Title:            Stress Proteins and Uses Therefor
Inventors:        Richard A. Young
Filed:            June 6, 1994

WHI88-08AFA2 Canada
MIT 4933W; HBSR 2869.1001-007
Application No. 2,164,298
Title:            Stress Proteins and Uses Therefor
Inventors:        Richard A. Young
Filed:            June 6, 1994

WHI88-08AFA2 Japan MIT 4933W; 2869.1001-008 Application No. 7-502024
Title:            Stress Proteins and Uses Therefor
Inventors:        Richard A. Young
Filed:            June 6, 1994

WHI88-08AFA3
MIT 4933W; HBSR 2869.1001-001
 ...***...]
Title:            Stress Proteins and Uses Therefor
Inventors:        Richard A. Young
[...***...]

WHI88-08AFA3B
MIT 4933W; HBSR 2869.1001-002
[...***...]
Title:            Stress Proteins and Uses Therefor
Inventors:        Richard A. Young
[...***...]

WHI88-08AFA4
MIT 4933W; HBSR 2869.1001-003
[...***...]
Title:            Stress Proteins and Uses Therefor
Inventors:        Richard A. Young and Douglas Young
[...***...]

WHI88-08AFA3BC
MIT 4933W; HBSR 2869.1001-021
[...***...]
Title:            Stress Proteins and Uses Therefor
Inventors:        Richard A. Young and Douglas Young
[...***...]


                                               *CONFIDENTIAL TREATMENT REQUESTED

WHI86-09
U.S. Patent No. 4,906,742
U.S. Application No. 06/892,095
Title:            Encoding Antigens of M. Leprae
Inventors:        Richard A. Young, Barry R. Bloom and Ronald W. Davis
Filing Date:      July 31, 1986

                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                           UNDER 17 C.F.R. SECTIONS 22.80(b)(4),
                                                               200.83 AND 240b-2

                                 THIRD AMENDMENT


         THIS AMENDMENT with the Effective Date of July 5, 2000 is to the License Agreement dated November 29, 1992, by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, the WHITEHEAD INSTITUTE and STRESSGEN, INC.

         The parties to that License Agreement now further agree as follows:

The following shall henceforth be part of the Patent Rights of the License
Agreement:

1.       (a) [...***...]; and

         (b) [...***...]

2. In consideration of the addition of these Patent Rights, Licensee shall pay to M.I.T.:

         (a) A License Issue Fee of [...***...] due upon the [...***...];

         (b) Additional yearly License Maintenance Fees of [...***...], beginning on January 1, 2002, such License Maintenance Fees to be creditable against Running Royalties under the License Agreement, in accordance with paragraph 4.1(b)(iv);

         (c) Running Royalties and Sublicense fees as specified in paragraph 4.1(c) and (d) subject to the provision of paragraph 4.2; and

         (d) Licensee shall be responsible for payment of all patent costs, whether incurred before or after the Effective Date of this Second Amendment as per paragraph 6.2 and 6.3 of the License Agreement.

         IN WITNESS WHEREOF, the parties have caused this Third Amendment to the License Agreement to be executed by their duly authorized representatives.

                               MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                               By:  /s/ Lori Pressman
                                 -----------------------------------------------

                               Name:    Lori Pressman
                                   ---------------------------------------------

                               Title:   Assistant Director
                                    --------------------------------------------

                               Date:    07/05/00
                                   ---------------------------------------------


                                               *CONFIDENTIAL TREATMENT REQUESTED

                               WHITEHEAD INSTITUTE

                               By:  /s/ John Pratt
                                 -----------------------------------------------

                               Name:    John Pratt
                                   ---------------------------------------------

                               Title:   Vice President
                                    --------------------------------------------

                               Date:    07/11/00
                                   ---------------------------------------------

                               STRESSGEN, INC.

                               By:  /s/ Daniel L. Korpolinski
                                 -----------------------------------------------

                               Name:    Daniel L. Korpolinski
                                   ---------------------------------------------

                               Title:   President and Chief Executive Officer
                                    --------------------------------------------

                               Date:    08/01/00
                                   ---------------------------------------------